EXHIBIT 3.5

                FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

      THIS FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this "First Amendment") is made and entered into effective December 2, 1994, by and among Travis International, Inc., a Delaware corporation (the "Company"), Earl Dean Catlett ("Catlett"), Roger P. Lindstedt ("Lindstedt"), Larry Stadler ("Stadler") and the undersigned security holders of the Company (the "Amending Stockholders"), which Amending Stockholders own 75% or more of the Registrable Securities (as defined in the Registration Rights Agreement described in Recital A below).

                                   RECITALS

      A. The Company and certain security holders of the Company more specifically described therein (the "Stockholders") entered into that certain Registration Rights Agreement dated May 28, 1992 (the "Registration Rights Agreement"), pursuant to which the Company agreed to provide certain registration rights to the Stockholders, all as more particularly set forth in the Registration Rights Agreement.

      B. Section 10(b) of the Registration Rights Agreement permits the amendment of the Registration Rights Agreement upon the written consent of the Stockholders that own 75% of the Registrable Securities (as defined in the Registration Rights Agreement).

      C. Catlett, Lindstedt and Stadler jointly own all of the outstanding capital stock of Suncoast Postension Corporation, a Texas corporation ("Suncoast").

      D. Pursuant to that certain Share Purchase Agreement to be dated as of the date hereof (the "Suncoast Purchase Agreement") among the Company, a wholly-owned subsidiary of the Company to be formed ("Newco"), Catlett, Lindstedt and Stadler, Newco will acquire all of the outstanding capital stock of Suncoast.

      E. Catlett and Lindstedt jointly own all of the outstanding capital stock of DE-RO Products Co., Inc., a Texas corporation ("DE-RO").

      F. Pursuant to that certain Share Purchase Agreement to be dated as of the date hereof (the "DE-RO Purchase Agreement") among the Company, Newco, Catlett and Lindstedt, Newco will acquire all of the outstanding capital stock of DE-RO.

      G. In connection with the sale of all of the outstanding capital stock of Suncoast and of DE-RO described above, Catlett, Lindstedt and Stadler wish to be assured that following such sales such parties will be made party to the Registration Rights Agreement as "Stockholders" thereunder.

      H. The Company and the Amending Stockholders hereby acknowledge that the consummation of the acquisitions described above are in the best interests of the Company, and
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the parties hereto further acknowledge and agree that the parties to the DE-RO
Purchase Agreement and the Suncoast Purchase Agreement would not consummate such agreements without the parties hereto entering into this Agreement.

      I. As a further inducement to Catlett, Lindstedt and Stadler to enter into the DE-RO Purchase Agreement and the Suncoast Purchase Agreement, the Company and the Amending Stockholders are willing to enter into this Agreement.

                                   AGREEMENT

      For and in consideration of the terms, conditions, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound as provided herein, do hereby agree as follows:

      1. DEFINITIONS. As used in this First Amendment, the terms contained in this First Amendment shall have the same meaning as set forth in the Registration Rights Agreement, except as otherwise specifically described herein.

      2. ADDITION OF CATLETT AND LINDSTEDT AND STADLER. Effective as of the date hereof, Catlett and Lindstedt and Stadler, as holders of shares of Class A Common Stock of the Company, shall hereby be bound by all of the terms of the Registration Rights Agreement as a Stockholder thereunder, and Catlett, Lindstedt and Stadler hereby assume all of the rights, duties and obligations of a Stockholder thereunder as if they were signatories thereto.

      3. AMENDMENT TO SECTION 8(a). Section 8 (a) is hereby deleted and restated in its entirety to read as follows:

            (a) The term "Registrable Securities" means (i) the Common Stock and the Class A Common Stock of the Company registered in the names of the Stockholders from time to time, (ii) the Common Stock issuable upon exercise of the Options registered in the names of the Stockholders from time to time, and (iii) any securities issued or to be issued with respect to the securities referred to above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been (A) effectively registered under the 1933 Act and disposed of in accordance with the registration statement covering them, or (B) transferred pursuant to Rule 144 (or any similar provision then in force). For purposes of this Section 8(a), any of the types of securities specified in clauses (i), (ii) or (iii) above ("Successor Securities") that are registered in the name of a person or entity that is deemed to be a Stockholder (a "Successor Stockholder") solely as a result of being the successor, assign, heir or personal representative of a Stockholder shall be considered "Registrable Securities" only to the extent that the Successor Securities were transferred to the Successor Stockholder and constituted Registrable Securities at the time of their transfer to the Successor Stockholder.

      4. EFFECT OF AMENDMENT. Effective as of the date hereof, any references to "this Agreement" contained in the Registration Rights Agreement shall mean the Registration Rights Agreement as amended by this First Amendment, and any reference to the "Stockholders" or a "Stockholder" in the Registration Rights Agreement shall include Catlett, Lindstedt and Stadler. Except as expressly amended hereby, all other terms and provisions of the Registration Rights Agreement shall remain unchanged and in full force and effect.

      EXECUTED AND DELIVERED effective as of the date first written above in multiple original counterparts, each of which shall be an original, but which together shall constitute one instrument.

                                          TRAVIS INTERNATIONAL, INC.

                                          By: _____________________________

OVERSEAS EQUITY INVESTOR                  BRADFORD VENTURE PARTNERS,
PARTNERS                                  L.P.
By: Overseas Equity Investors Ltd.        By: Bradford Associates

By: _____________________________         By: _____________________________

_________________________________         _________________________________
BRADFORD MILLS REVOCABLE                  BRADFORD MILLS REVOCABLE
TRUST NO. 1 U/D/T 12/3/91                 TRUST NO. 2 U/D/T 12/3/91

_________________________________         _________________________________
BARBARA MILLS HENAGAN                     ROBERT J. SIMON

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
                       [SIGNATURE PAGE FOR FIRST AMENDMENT
                    TO REGISTRATION RIGHTS AGREEMENT CONT'D.]


_________________________________         _________________________________
M. JOHN O'DONOGHUE                        JAMES A. HARDIE, TRUSTEE U/A/D
                                          11/4/78 F/B/O ROSS D. MILLS


_________________________________         _________________________________
ELIZABETH M. HARDIE                       BARBARA L. MILLS, TRUSTEE U/A/D
                                          3/28/89 F/B/O BRADFORD TAYBROOK
                                          MILLS

_________________________________         _________________________________
BARBARA L. MILLS, TRUSTEE U/A/D           BARBARA L. MILLS, TRUSTEE U/A/D
12/26/84 F/B/O FRANCES LEE HARDIE         2/26/88 F/B/O KENNETH IAN HARDIE

_________________________________         _________________________________
JOHN R. PETTY, TRUSTEE U/A/D              BRADFORD ALAN MILLS
3/17/89

_________________________________         _________________________________
DAVID ANDRYC                              ERWIN HOSONO

_________________________________         _________________________________
NEILL BROWNSTEIN                          MICHAEL I. BARACH

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
                     [SIGNATURE PAGE FOR FIRST AMENDMENT
                   TO REGISTRATION RIGHTS AGREEMENT CONT'D.]

_________________________________         _________________________________
RICHARD R. DAVIS                          RODNEY COHEN

_________________________________         _________________________________
DANIEL MARTIN                             CHRISTOPHER F.O. GABRIELI

_________________________________         _________________________________
WARD W. WOODS                             THOMAS F. RUHM

_________________________________         _________________________________
KIRBY ATTWELL                             MR. HARRIS GREENWOOD, TRUSTEE
                                          OF KHLEBER V. ATTWELL
                                          CHILDREN'S TRUST

_________________________________         _________________________________
NANCY ATTWELL                             FREDERIC C. HAMILTON

GRUMMAN HILL INVESTMENTS, L.P.            EQUUS II, INCORPORATED

By: _____________________________         By:______________________________
General Partner                                  President

                     [SIGNATURE PAGE FOR FIRST AMENDMENT
                   TO REGISTRATION RIGHTS AGREEMENT CONT'D.]

                                          FCH FAMILY INVESTMENTS, LTD.

__________________________________        By:______________________________
FRED R. LUMMIS                                  FREDERIC C. HAMILTON

__________________________________        _________________________________
TIM W. FOGELSONG                          ROGER P. LINDSTEDT

__________________________________        _________________________________
EARL DEAN CATLETT                         LARRY STADLER

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